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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549-1004


                                    FORM 8-K
                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  August 20, 2001
                                                          (August 13, 2001)


                            ARKANSAS BEST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   0-19969                  71-0673405
     -----------------            ------------            ------------------
      (State or other              (Commission              (IRS Employer
      jurisdiction of             File Number)            Identification No.)
      incorporation or
       organization)


                             3801 Old Greenwood Road
                           Fort Smith, Arkansas 72903
                                 (501) 785-6000
  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)


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ITEM 5. OTHER EVENTS.

                ARKANSAS BEST CORPORATION ANNOUNCES REDEMPTION OF
       $2.875 SERIES A CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

         (Fort Smith, Arkansas August 13, 2001)--Arkansas Best Corporation announced today that it has called for redemption all outstanding shares of its $2.875 Series A Cumulative Convertible Exchangeable Preferred Stock. The redemption date of the preferred stock will be September 12, 2001 and the redemption price will be $50.575 per share of preferred stock, plus accrued and unpaid dividends to, but not including, the redemption date.

         On August 10, 2001, the closing price per share of the preferred stock was $64.00. In lieu of receiving the redemption price, holders of preferred stock may, at their option, convert each share of their preferred stock into
2.5397 shares of common stock. On August 10, 2001, the closing price per share of the common stock was $25.69. The deadline for the conversion of preferred stock into common stock is 5:00 p.m., Central time, on September 11, 2001, the day before the redemption date. Any fractional shares resulting from the conversion will be paid in cash.

         On and after the redemption date, the preferred stock will no longer be deemed to be outstanding, dividends on the preferred stock will cease to accrue, and all rights of the holders of preferred stock as holders of preferred stock will cease, except for the right to receive the redemption price, without interest thereon, upon surrender of certificates representing the preferred stock.

         As of August 10, 2001, approximately 1,390,000 shares of the preferred stock were outstanding. The notice of redemption and related materials will be mailed to registered holders of the preferred stock on or about Monday, August 13, 2001. Shares of preferred stock are to be surrendered to LaSalle Bank National Association, as exchange agent, by mail at the addresses set forth in the letter of transmittal and notice of conversion that will accompany the notice of redemption. Questions relating to, and requests for additional copies of, the notice of redemption and the related materials should be directed to the exchange agent at (800) 246-5761 (toll free).

         Arkansas Best Corporation's common stock trades on The Nasdaq National Market under the symbol "ABFS." Arkansas Best Corporation's preferred stock trades on The Nasdaq National Market under the symbol "ABFSP."

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are "forward-looking statements." Terms such as "estimate," "expect," "predict," "plan," "anticipate," "believe," "intend," "should," "would," "scheduled," and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including but not limited to union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best's subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology, the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC public filings.

Contact: Mr. David E. Loeffler, Vice President, Chief Financial Officer and Treasurer Telephone: (501) 785-6157

               Mr. David Humphrey, Director of Investor Relations
               Telephone: (501) 785-6200


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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ARKANSAS BEST CORPORATION
                                       -------------------------
                                             (Registrant)

Date:  August 20, 2001                    /s/ David E. Loeffler
       --------------------            -----------------------------
                                              David E. Loeffler,
                                              Vice President- Chief Financial
                                                Officer and Treasurer